Exhibit 99.2

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promise to pay to the order of Morrison Partners, LLC, the sum of Fifteen Thousand ($15,000.00) Dollars, with annual interest at 5% on the unpaid balance.  The full unpaid principal and any earned interest shall be fully due and immediately payable on September 30, 2010.

This Promissory Note is unsecured.

Upon failure to make payment within 15 days of demand, and should this note be turned over for collection, the undersigned shall pay all reasonable legal fees and costs of collection. All parties to this note waive presentment, demand, notice of non payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party or extension, indulgence, modification of terms, or discharge of any collateral for this note. The undersigned shall be jointly and severally liable under this note.

Signed this 4th day of February, 2010

In the presence of:

Morrison Partners, LLC Lender	Parker Booth, CEO Organic Alliance, Inc Borrower
Agreed: /s/ Tom Morrison	Agreed: /s/ Parker Booth
Tom Morrison